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Exhibit 10.1
Summary of Compensation Arrangements (or Amendments thereto)
of Named Executive Officers and Directors
Compensation Arrangements (or Amendments thereto) of those individuals identified in the Company’s 2007 Proxy Statement (the “Proxy Statement) as the Company’s Named Executive Offices (collectively, the “Named Executive Officers”)*.
Base Salary:
     William R. Glass’s base salary for fiscal 2007 was set at $180,026 pursuant to his employment agreement with Evans National Bank (filed as Exhibit 10.3 of the Company’s Form 10-K for the fiscal year ended December 31, 1997 as filed on March 30, 1998).
     Robert G. Miller’s base salary for fiscal 2007 is $206,000 pursuant to his employment agreement with ENB Insurance Agency, Inc.(filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2007).
In addition to base salaries, the Named Executive Officers are eligible to receive options granted pursuant to the Company’s 1999 Stock Option and Long-Term Incentive Plan, as amended.
Bonuses:
     As previously reported in the Proxy Statement, the Human Resource Committee approved the following bonus payments to the Company’s Named Executive Officers for performance in fiscal 2006:

James Tilley	$19,550
William R. Glass	$15,425
Robert G. Miller	$100,000
Mark Kasperczyk	$1,416
     James Tilley, former president and chief executive officer of the Company and of Evans National Bank, resigned as president on December 1, 2006 and as chief executive officer on April 30, 2007. Mark DeBacker, former treasurer of the Company and principal financial officer of Evans National Bank resigned from his positions effective August 17, 2006. Mark Kasperczyk, former vice president of Evans National Bank resigned from his position effective February 9, 2007.
Compensation Arrangements for Non-Employee Directors
Per-meeting and any annual fee compensation arrangements for non-employee directors have not changed in fiscal 2007 from fiscal 2006.